UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2009
METROPCS COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation)

2250 Lakeside Boulevard
Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 15, 2009, MetroPCS Communications, Inc. (the “Company”) issued a press release announcing that its indirect wholly-owned subsidiary, MetroPCS Wireless, Inc. (“Wireless”), has agreed to sell $550 million aggregate principal amount of its 9 1/4% Senior Notes due 2014 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be sold at 89.5% of their face value with an effective yield of 11.82%. The offering is scheduled to close on January 20, 2009, subject to satisfaction of customary closing conditions. Wireless intends to use the net proceeds from this private offering for general corporate purposes, which could include working capital, capital expenditures, future liquidity needs, additional opportunistic spectrum acquisitions, corporate development opportunities and future technology initiatives.
     The Notes were offered only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
     A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated January 15, 2009, entitled “MetroPCS Communications, Inc. Announces that it has Agreed to Sell $550 Million 9 1/4% Senior Notes Due 2014”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009		METROPCS COMMUNICATIONS, INC.

	By:	/s/ J. Braxton Carter

J. Braxton Carter
Executive Vice President and CFO

INDEX OF EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated January 15, 2009, entitled “MetroPCS Communications, Inc. Announces that it has Agreed to Sell $550 Million 9 1/4% Senior Notes Due 2014”.

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